NOTE SECURED BY DEED OF TRUST

Escrow No.: 1222137-PR

INSTALLMENT NOTE

$37,000.00 ....SAN BERNARDINO, California............February 28, 2011

In installments as herein stated, for value received, I/We, Coronus Energy Corp promise to pay to Mike Hoch, or order, at place designated by beneficiary, the sum of Thirty Seven Thousand and 00/100 DOLLARS with interest from April 15, 2011 on unpaid principal at the rate of 6.50% per cent per annum; interest only payable in installments of ($200.42) Two Hundred and 42/100 DOLLARS, or more on the 15th day of each calendar month, beginning on the 15th day of April, 2011. In addition to the payments hereinabove set forth the sum of $ 37,200.42 will be due and payable on the principal herein on or before April 15, 2013.

LATE CHARGE

A late charge of 6% of the monthly payment shall be due in the event payment is received later than 10th days from which it is due.

If payment of any portion of the installment as hereinabove set forth is delinquent more the 10 days, the payee may at his sole option, assess a late charge of $12.03 for each installment so delinquent.

ACCELERATION CLAUSE 1

If the trustor shall sell, convey or alienate said property, or any part thereof, of any interest therein, or shall be divested of his title or any interest therein, in any manner or way, whether voluntarily or involuntarily, without the written consent of the Beneficiary being first had and obtained beneficiary shall have the right, at its option to declare any indebtedness or obligations secured hereby, irrespective of the maturity date specified in any note evidencing the same, immediately due and payable.

BALLOON PAYMENT NOTICE

This note is subject to Section 2966 of the Civil Code, which provides that the holder of this note shall give written notice to the trustor, or his successor in interest, of prescribed information at least 90 and not more than 150 days before any balloon payment is due.

BALLOON PAYMENT - ADDITIONAL

In addition to the payments hereinabove set forth the sum of $ 37,200.42 will be due and payable on the principal herein on or before April 15, 2013.

NO PREPAYMENT PENALTY

This note may be paid in whole or in part at any time prior to maturity without a prepayment penalty.

NOTE PREPAYMENT PRIVILEGE

It is agreed that should payments be made on this note in excess of the installments required to be paid under the terms of this note, then such excess payments are to be applied upon the last amounts of the principal required to be paid according to the terms of this note.

Each payment shall be credited first on interest then due and the remainder on principal; and interest shall thereupon cease upon the principal so credited. Should default be made in payment of any installment when due the whole sum of principal and interest shall become immediately due at the option of the holder of this note. Principal and interest payable in lawful money of the United States of America. If action be instituted on this note, I/we promise to pay such sum as the Court may fix as attorney's fees. This note is secured by a Deed of Trust to Orange Coast Title Company of the Inland Empire, a California Corporation, as Trustee.

Coronus Energy Corp

By: [signature]

JEFF THACHUK, CEO